                                                                   Exhibit 10.77
                                                                   -------------

                               TERM LOAN AGREEMENT

          This Term Loan Agreement (this "Agreement") is made as of this 30th day of March, 2001, by and between TRUMP INDIANA, INC., a Delaware corporation (the "Borrower") and FIRSTAR BANK, N.A., a national banking association (the "Bank").

                                   RECITALS
                                   --------

          WHEREAS, the Borrower has been granted a Riverboat Owner's License (the "Riverboat Gaming License") by the Gaming Commission (defined below) to own and manage a riverboat gambling operation in Gary, Indiana from June 3, 1996 to June 2, 2001; and

          WHEREAS, pursuant to the Riverboat Gaming License, the Borrower owns and operates the Trump Casino gaming vessel and owns fixtures and equipment located thereon (collectively, the "Riverboat") which is docked at Buffington Harbor, Gary, Indiana; and

          WHEREAS, the Borrower and Majestic Star Casino, L.L.C. ("Majestic") have formed the Ground Lessor (defined below), which owns certain land in and around Buffington Harbor in Gary, Indiana upon which common facilities and amenities have been built adjacent to the Riverboat and the riverboat facilities of Majestic; and

          WHEREAS, on March 29, 1996, the Borrower executed a promissory note in favor of debis Financial Services, Inc. d/b/a DDC-MTU Financial Services (the "Original Ship Lender") in the original principal amount of $17,500,000 (the "Ship Loan"), which proceeds the Borrower used to construct the Riverboat; and

          WHEREAS, the Ship Loan is secured by, among other things, a first preferred ship mortgage on the Riverboat; and

          WHEREAS, on December 23, 1997, the Borrower entered into a loan agreement with Centier Bank ("Centier"), pursuant to which Centier loaned the Borrower $17,000,000 (the "Centier Loan") to construct a hotel complex (the "Hotel") on a portion of the Land; and

          WHEREAS, the Centier Loan is secured by, among other things, a mortgage on the Hotel; and

          WHEREAS, the Borrower completed construction of the Hotel in the first quarter of 1999; and

          WHEREAS, on August 28, 2000, the Borrower entered into a loan agreement with Mercantile National Bank of Indiana ("Mercantile"), pursuant to which Mercantile loaned the Borrower $5,000,000 (the "Bridge Loan"); and

          WHEREAS, the Bridge Loan is secured by, among other things, a mortgage on the Hotel and a first lien on approximately 1,000 slot machines located on the Riverboat; and

          WHEREAS, the Borrower's repayment of the indebtedness arising under the Centier Loan and the Bridge Loan is guaranteed by the Guarantor (as defined below), and such guaranties are secured by, as applicable, the Centier Guarantor Mortgage and the Mercantile Guarantor Mortgage (as such terms are defined below); and

          WHEREAS, the Borrower has incurred certain capital costs related to improvements on and additions to the Riverboat; and

          WHEREAS, the Bank has agreed to originate loans in the aggregate amount of $27,500,000 to the Borrower pursuant to the terms and conditions of this Loan Agreement to (a) satisfy all indebtedness arising under the Ship Loan, the Centier Loan and the Bridge Loan, (b) reimburse the Borrower for amounts expended for certain capital improvements made to the Riverboat and (c) pay for certain transaction costs.

          NOW, THEREFORE, the Borrower and the Bank, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

          Section 1.1  Defined Terms.  For purposes of this Agreement, the
                       -------------
following terms shall have the meanings given below:

          "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person.

          "Agreement" means this Term Loan Agreement by and between the Borrower and the Bank, as the same may hereafter be amended or restated from time to time.

          "Assignment of Rents" means the Assignment of Rents and Leases of even date herewith, as the same may hereafter be amended or supplemented from time to time, from the Borrower in favor of the Bank.

          "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% or (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank as its "prime rate." Such rate is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any changes in such rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan Segment" means a portion of the Term Loan that bears interest at the Base Rate plus 1%.

          "Borrower Environmental Indemnity" means the Environmental Indemnity of the Borrower of even date herewith in favor of the Bank, as the same may hereafter be amended or supplemented from time to time.

          "Bridge Loan" has the meaning given it in the Recitals.

          "Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which banks in the State of Illinois are not required by law to be open for business.

          "Centier" has the meaning given it in the Recitals.

          "Centier Guarantor Mortgage" means that certain Leasehold Real Estate Mortgage and Security Agreement dated as of December 23, 1997 issued by the Guarantor in favor of Centier.

          "Centier Loan" has the meaning given it in the Recitals.

          "Centier Mortgage" means that certain Leasehold Real Estate Mortgage and Security Agreement dated as of December 23, 1997 issued by the Borrower for the benefit of Centier.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Debt" means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (iii) all guaranties, endorsements, assumptions and other contingent obligations in respect of, or to purchase or otherwise to acquire, indebtedness of others, (iv) all indebtedness secured by any mortgage, pledge or lien existing on property owned, subject to such mortgage, pledge or lien, whether or not the indebtedness secured thereby shall have been assumed and (v) all installment purchase contracts, loans secured by purchase money security interests and lease-purchase agreements or capital leases, in each case computed in accordance with generally accepted accounting principles.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "Default Rate" means the interest rate applicable to Base Rate Loan Segments plus 2% per annum; provided, however, that with respect to a
                                 --------  -------
     Eurodollar Rate Loan Segment, the Default Rate shall be an interest rate equal to the interest rate otherwise applicable to such Loan Segment plus 2% per annum, in each case to the fullest extent permitted by applicable laws.

          "Development Agreement" means the Development Agreement between the City of Gary, Indiana and the Borrower dated as of May 1, 1996, as the same may be hereafter amended or restated from time to time.

          "EBITDAM" means, for any period, the Borrower's earnings, before deduction of any interest, taxes, depreciation or amortization expense, marketing fees or payments to the City of Gary for economic development that are expensed.

          "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan Segment:

               (a) the rate per annum equal to the rate determined by the Bank to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers

          Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Bank to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Rate Loan Segment" means a portion of the Term Loan that bears interest at the Eurodollar Rate plus 3.25%. Each Eurodollar Rate Loan
                                           ----
     Segment shall be in the principal amount of $2,000,000, or an integral multiple of $1,000,000 that is in excess of $2,000,000.

          "Event of Default" means any of the events of default specified in
     Section 6.1 hereof.

          "F,F&E Financing" means an agreement which creates a lien upon any after-acquired furniture, fixtures and equipment and/or other items constituting tangible personal property or operating assets, which are financed, purchased or leased in connection with the operation of the Riverboat or the Hotel.

          "GAAP" means generally accepted accounting principles.

          "Gaming Commission" means the Indiana Gaming Commission.

          "Grid Note" means the Amended and Restated Grid Note of even date herewith payable to Trump Hotels & Casino Resorts Holdings, L.P. in the maximum face amount of $90,000,000.

          "Grid Note and Marketing Debt" means indebtedness or other obligations of the Borrower under the Grid Note and the Marketing Agreement.

          "Ground Lease" means the ground lease agreement dated as of August 29, 1997, whereby the Ground Lessor, as lessor, has leased the Land to the Guarantor, as lessee.

          "Ground Lessor" means Buffington Harbor Riverboats, L.L.C., a Delaware limited liability company.

          "Ground Lessor Pledge Agreement" means that certain security agreement executed by the Borrower in favor of the Bank, pursuant to which the Borrower grants the Bank a security interest in its membership interest in the Ground Lessor.

          "Ground Sublease" means the ground sublease agreement between the Guarantor, as sublessor, and the Borrower, as sublessee, dated as of August 29,

     1997, as amended by an amendment dated as of August 28, 2000, and as the same may be further amended, modified or restated.

          "Guarantor" means Trump Indiana Realty, LLC, a Delaware limited liability company.

          "Guarantor Documents" means the Guaranty, the Guarantor Assignment of Rents, the Guarantor Environmental Indemnity and the Guarantor Mortgage.

          "Guarantor Assignment of Rents" means the Assignment of Rents of the Guarantor of even date herewith in favor of the Bank, as the same may be hereafter be amended or supplemented from time to time.

          "Guarantor Environmental Indemnity" means the Environmental Indemnity of the Guarantor of even date herewith in favor of the Bank, as the same may hereafter be amended or supplemented from time to time.

          "Guarantor Mortgage" means the Mortgage of even date herewith whereby the Guarantor has mortgaged its leasehold interest under the Ground Lease to the Bank.

          "Guaranty" means the Guaranty of the Guarantor of even date herewith in favor of the Bank whereby the Guarantor guarantees payment of Tranche II, as the same may hereafter be amended or supplemented from time to time.

          "Hotel" has the meaning given it in the Recitals.

          "Interest Period" means, as to each Eurodollar Rate Loan Segment, the period commencing on the date such Eurodollar Rate Loan Segment is converted to or continued as a Eurodollar Rate Loan Segment and ending on the date one, two, three, six or twelve months thereafter, as selected by the Borrower in its Loan Notice; provided that:
                                      --------

                    (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                    (ii) any Interest Period pertaining to a Eurodollar Rate Loan Segment that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (iii) the Borrower may not select an Interest Period with respect to a Eurodollar Rate Loan Segment if, giving effect to such choice, regularly scheduled payments on the Term Loan (including the payment due May 1, 2006), applied in the manner specified in this Agreement, would necessarily be applied to payment of the principal of any Eurodollar Rate Loan Segment prior to the last day of the Interest Period applicable thereto.

          "Land" means the land in Lake County, Indiana which is more particularly described in the Mortgage.

          "Loan Documents" means this Agreement, the Notes, the Security Documents, the Guarantor Documents and all amendments, supplements and replacements therefor and thereto.

          "Loan Notice" means a notice of a conversion of Loan Segments from one Type to the other, or a continuation of Loan Segments as the same Type, pursuant to Section 2.3(a), which, if in writing, shall be substantially in the form of Exhibit D.

          "Loan Segment" means a Eurodollar Rate Loan Segment or a Base Rate Loan Segment.

          "Majestic" has the meaning given it in the Recitals.

          "Marketing Agreement" means the Marketing Agreement between the Borrower and Trump Marketing Services, LLC, dated as of January 1, 1997, as amended by an amendment dated as of August 28, 2000, and as the same may be further amended, modified or restated from time to time.

          "Mercantile" has the meaning given it in the Recitals.

          "Mercantile Guarantor Mortgage" means that certain Guaranty Mortgage and Security Agreement with Assignment of Rents dated as of August 28, 2000 issued by the Guarantor for the benefit of Mercantile.

          "Mercantile Mortgage" means that certain Leasehold Mortgage with Assignment of Rents dated as of August 28, 2000, issued by the Borrower for the benefit of Mercantile.

          "Mortgage" means the Leasehold Real Estate Mortgage and Security Agreement (Fixture Filing) of even date herewith, as the same may hereafter be amended or supplemented from time to time, from the Borrower in favor of the Bank.

          "Note" means each of the Tranche I Note or Tranche II Note; and "Notes" means, collectively, the Tranche I Note and the Tranche II Note.

          "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws.

          "Operating Agreement" means the First Amended and Restated Operating Agreement of Buffington Harbor Riverboats, L.L.C., dated as of October 31, 1995, as amended by Amendment No. 1 to First Amended and Restated Operating Agreement of Buffington Harbor Riverboats, L.L.C., dated as of April 23, 1996, as the same may be further amended from time to time.

          "Original Ship Lender" has the meaning given it in the Recitals.

          "Organizational Documents" means, in the case of a limited liability company, its certificate of formation and operating agreement, if any, together with any other agreements governing the organization or management thereof, or, in the case of a corporation, its articles of incorporation and bylaws.

          "Parking Garage Agreements" means that certain lease to be entered into by and between the Borrower, as Lessee, and Buffington Harbor Parking Associates, L.L.C. ("BHPA"), as Lessor, and such other agreements as the Borrower may have made or may hereafter make in connection with BHPA's financing of its parking garage project.

          "Person" means any natural person, corporation, partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Permitted Encumbrances" means:

                    (1) liens existing on the date hereof securing indebtedness listed on Schedule 5.10 hereof;
                    liens in favor of the Bank as provided for in the Security
                          Documents and Guarantor Documents;
                    liens permitted under the terms of Section 2.10 of the
                          Security Documents and Guarantor Documents;
                    any lien arising by reason of (i) any judgment, decree or
                          order of any court, so long as such lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired; (ii) security for payment of workmen's compensation or other insurance;
                          (iii) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money); and (iv) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;
                    liens for taxes, assessments or other governmental charges or levies permitted pursuant to Section 5.9;
                    statutory liens of carriers, warehousemen, mechanics,
                          landlords, laborers, materialmen, repairmen or other like liens arising by operation of law in the ordinary course of business and consistent with industry practices and liens on deposits made to obtain the release of such liens if (i) the underlying obligations are not overdue for a period of more than 60 days or (ii) such liens are being contested in good faith and by appropriate proceedings by the Borrowers and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with generally accepted accounting principles;
                    easements, rights-of-way, zoning and similar restrictions
                          and other similar encumbrances or title defects, which, if they are incurred by the Borrower after it acquires the property subject thereto, are incurred in the ordinary course of business and consistent with industry practices which, individually or in the aggregate, do not materially detract from the value of the property subject thereto (as such property is used or proposed to be used by the Borrower) or interfere with the ordinary conduct of the business of the Borrower, provided, that any such liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;
                    liens arising from precautionary Uniform Commercial Code
                          financing statement filings regarding operating leases entered into by the Borrower in the ordinary course of business; and
                    liens securing indebtedness permitted under Section 5.10
                          hereof.

          "Riverboat" has the meaning given it in the Recitals.

          "Riverboat Gaming License" has the meaning given it in the Recitals.

          "Security Agreement" means that Security Agreement executed by the Borrower for the Bank and dated as of the date hereof.

          "Security Documents" means the Mortgage, the Security Agreement, the Assignment of Rents, the Ship Mortgage and all other agreements or documents securing payment of any of the Obligations.

          "Senior Funded Debt" means Debt of the Borrower, the payment of which has not been subordinated to payment of the Obligations, including without limitation Debt in connection with the Swap Contract. Senior Funded Debt does not include Centier Loan, Ship Loan, Bridge Loan or Grid Note and Marketing Debt or Debt owed under the Parking Garage Agreements.

          "Ship Loan" has the meaning given it in the Recitals.

          "Ship Mortgage" means that first preferred ship mortgage issued by the Borrower in favor of the Bank and of even date herewith, covering the Riverboat, as the same may be amended, supplemented or restated from time to time.

          "Swap Contract" means the ISDA Master Agreement and related Schedule and any related confirmation whereby the Borrower and the Bank will enter into an interest rate swap or collar transaction in connection with $10,000,000 principal amount of the Term Loan.

          "Tangible Net Worth" means the Borrower's shareholders' equity minus intangible assets, both determined in accordance with GAAP.

          "Term Loan" has the meaning given it in Section 2.1(a).

          "Title Company" means Chicago Title Insurance Company or any other title insurance company reasonably acceptable to the Bank.

          "Tranche I" has the meaning given it in Section 2.1.

          "Tranche I Note" has the meaning given it in Section 2.1.

          "Tranche II" has the meaning given it in Section 2.1.

          "Tranche II Note" has the meaning given it in Section 2.1.

          "Type" means, with respect to a Loan Segment, its character as a Base Rate Loan Segment or a Eurodollar Rate Loan Segment.

          "UCC" means the Uniform Commercial Code as in effect in the State of Indiana.

                                   ARTICLE II

                                 The Term Loan
                                 -------------

          Section 2.1  Term Loan; The Notes.
                       --------------------

          (a) The Bank agrees, on the terms and subject to the conditions hereinafter set forth, to make a loan to the Borrower, in the amount of $27,500,000 (the "Term Loan"), which Term Loan shall be divided in two tranches as set forth herein.

               (i) Tranche I. "Tranche I" shall be in the amount of $15,175,000 and shall be used to satisfy the Ship Loan, to reimburse the Borrower for capital improvements made by the Borrower to the Riverboat, and to satisfy certain related transaction costs. The obligation of the Borrower to repay Tranche I shall be evidenced by and repayable in accordance with the terms of the Borrower's promissory to the Bank, the form of which is attached hereto as Exhibit A (the "Tranche I Note").

               (ii) Tranche II. "Tranche II" shall be in the amount of $12,325,000 and shall be used to satisfy the Centier Loan and the Bridge Loan, and to satisfy certain related transaction costs. The obligation of the Borrower to repay Tranche II shall be evidenced by and repayable in accordance with the terms of the Borrower's promissory note to the Bank, the form of which is attached hereto as Exhibit B (the "Tranche II Note").

          Section 2.2  Payments.
                       --------

          (a) Scheduled Payments of Principal and Interest. The Borrower shall pay the principal of the Term Loan to the Bank in 59 consecutive monthly installments of $327,400 on the first day of each month from June 1, 2001 through April 1, 2006. Interest accruing from time to time shall be payable on the same dates as installments of principal. On May 1, 2006, if not sooner paid, all outstanding principal and interest shall be due and owing hereunder.

          (b) Method of Payment. All payments and prepayments by the Borrower of principal of and interest on the Notes, and all fees, costs, expenses and other obligations payable by the Borrower under this Agreement or any Security Document, shall be paid no later than 2:00 p.m. central standard time on the date due to the Bank in immediately available funds in accordance with the wire instructions provided by the Bank to the Borrower. If any payment or prepayment of principal of, or interest on, the Notes or any fee payable hereunder becomes due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest. All payments of principal and interest and all other amounts payable hereunder and under the Notes shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or taxing authority thereof. The Borrower may not reborrow hereunder any amount previously paid or prepaid by it.

          (c) Application of Payments. Notwithstanding Section 2.2(a), the Bank shall apply all payments made hereunder and any prepayments pursuant to
     Section 2.4 (i) first, to any late payment charge then due pursuant to the
                     -----
     Notes, (ii) second, to costs and expenses then due hereunder and under the
                 ------
     Loan Documents, (iii) third, to interest then due under the Tranche I Note,
                           -----
     (iv) fourth, to interest then due under the Tranche II Note, (v) fifth, to
          ------                                                      -----
     principal under the Tranche I Note, until the Tranche I Note is paid in full and (vi) sixth, to principal under the Tranche II Note, until all such
                   -----
     principal amounts under the Tranche II Note are fully satisfied. Any payment or prepayment received while any part of the Term Loan is bearing interest based upon the Eurodollar Rate shall be applied first to the part of the Term Loan, if any, then bearing interest based upon the Base Rate.

          Section 2.3  Interest.
                       --------

          (a) Until and unless the Borrower converts any part of the Term Loan to a Eurodollar Rate Loan Segment, the Term Loan shall be a Base Rate Loan Segment. The Borrower may, at its option at any time, so long as no Event of Default has occurred and is continuing, convert $2,000,000 of the Term Loan, or a whole multiple of $1,000,000 in excess thereof, to a Eurodollar Rate Loan Segment. Thereupon and thereafter, the procedures set forth in this subsection (a) shall apply. Each conversion of Loan Segments from one Type to the other, and each continuation of Loan Segments as the same Type shall be made upon the Borrower's irrevocable notice to the Bank, which may be given by telephone. Each such notice must be received by the Bank not later than 11:00 a.m. central standard time, three Business Days prior to the requested date of any conversion to or continuation of Eurodollar Rate Loan Segments or of any conversion of Eurodollar Rate Loan Segments to Base Rate Loan Segments. Each such telephonic notice must be confirmed promptly by delivery to the Bank of a written Loan Notice, appropriately completed and signed by an Officer of the Borrower. Each conversion to or continuation of a Loan Segment shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Loan Segments from one Type to the other, or a continuation of Loan Segments as the same Type, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of the Loan Segments to be converted or continued, (iv) the Type of Loan Segments are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan Segment in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loan Segment shall be continued as, or converted to, a Base Rate Loan Segment. Any such automatic conversion to Base Rate Loan Segments shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loan Segments. If the Borrower requests a conversion to or continuation of Eurodollar Rate Loan Segments in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

          (b) Except as otherwise provided herein, a Eurodollar Rate Loan Segment may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan Segment. During the existence of an Event of Default, no Loan Segments may be converted to or continued as Eurodollar Rate Loan Segments, and the Bank may demand that any or all of the then outstanding Eurodollar Rate Loan Segments be converted immediately to Base Rate Loan Segments.

          (c) The Bank shall promptly notify the Borrower of the interest rate applicable to any Eurodollar Rate Loan Segment upon determination of such interest rate. The determination of the Eurodollar Rate by the Bank shall be conclusive in the absence of manifest error. The Bank shall notify the Borrower of any change in the Bank's prime rate used in determining the Base Rate promptly following the public announcement of such change.

          (d) After giving effect to all conversions of Loan Segments from one Type to the other, and all continuations of Loan Segments as the same Type, there shall not be more than 5 Interest Periods in effect.

          (e) While any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.

          (f) All interest on the Notes shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

          (g) Notwithstanding anything to the contrary contained in any of the Loan Documents, if any specified interest rate shall exceed the maximum rate permitted by applicable law as in effect from time to time, the Borrower shall pay interest at the highest permissible rate. If the Borrower makes an interest payment under any of the Loan Documents that exceeds the maximum amount of interest permitted by applicable law, the excess of such payment above the maximum amount that lawfully may be paid shall be refunded to the Borrower or, at the Borrower's option, credited toward the payment of principal due under the Notes.

          Section 2.4  Prepayments.
                       -----------

          Upon thirty (30) days' written notice to the Bank, the Borrower may voluntarily prepay the outstanding principal balance of the Notes in whole or in part without premium or penalty at any time.

          If the Borrower makes a payment to an affiliate during any fiscal quarter which it is permitted to make under Section 5.20(a) due to the existence of Excess Cash Flow (as defined in such Section), it will simultaneously prepay the outstanding principal balance of the Notes in an amount equal to the amount of such affiliate payment.

          If an affiliate of the Borrower fails to repay a loan made by the Borrower pursuant to Section 5.20(b) within 90 days, the Borrower will promptly, but in no event later than 10 days following the default, prepay the outstanding principal balance of the Notes in an amount equal to the unpaid amount of such loan.

          Any prepayment permitted by clause (a) of this Section shall be made on the first day of a calendar month and any prepayment of the entire remaining principal balance of the Notes shall include payment of all interest accrued thereon. Any partial prepayment shall (i) be in the amount of at least $10,000; (ii) be applied first to the prepayment of Tranche I, until Tranche I has been paid in full, with any balance applied to Tranche II; and (iii) not postpone the due date of any payment due hereunder unless the Bank otherwise agrees in writing.

          Section 2.5  Fees.  On the date of the Term Loan, the Borrower shall
                       ----
     pay a closing fee of $275,000 to the Bank, for the account of the Bank and any participants. The closing fee (net of the $100,000 retainer fee heretofore paid by the Borrower to the Bank) and any other reasonable costs and expenses incurred by the Bank which are payable on the date of the Term Loan pursuant to Section 7.2 shall be withheld by the Bank from the proceeds of the Term Loan and applied by the Bank to the payment of such fee, costs and expenses.

          Section 2.6  Yield Protection and Illegality.
                       -------------------------------
          (a) Illegality. If the Bank determines that it is unlawful, or that any governmental authority has asserted that it is unlawful, for the Bank to make, maintain or fund Eurodollar Rate Loan Segments, or materially restricts the authority of the Bank to purchase or sell, or to take deposits of, U.S. Dollars in the applicable offshore market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by the Bank to the Borrower, any obligation of the Bank to make or continue Eurodollar Rate Loan Segments or to convert Base Rate Loan Segments to Eurodollar Rate Loan Segments shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Bank, convert all Eurodollar Rate Loan Segments to Base Rate Loan Segments, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loan Segments to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan Segments. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. The Bank agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of the Bank, otherwise be materially disadvantageous to the Bank.

          (b) Inability to Determine Rates. If the Bank determines in connection with any request for a Eurodollar Rate Loan Segment or a conversion to a continuation thereof that (a) dollar deposits are not being offered to banks in the applicable offshore market for the applicable amount and Interest Period of such Eurodollar Rate Loan Segment, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan Segment, or (c) the Eurodollar Rate for such Eurodollar Rate Loan Segment does not adequately and fairly reflect the cost to the Bank of funding such Eurodollar Rate Loan Segment, the Bank will promptly notify the Borrower. Thereafter, the obligation of the Bank to make or maintain Eurodollar Rate Loan Segments shall be suspended until the Bank revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a conversion or continuation of Eurodollar Rate Loan Segments.

          (c)  Increased Cost and Reduced Return; Capital Adequacy.

               (1) If the Bank determines that as a result of the introduction of or any change in or in the interpretation of any law, or the Bank's compliance therewith, there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Loan Segments under this Agreement, or a reduction in the amount received or receivable by the Bank under the Notes, then from time to time upon demand of the Bank, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction.

               (2) If the Bank determines that the introduction of any law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by the Bank therewith, has the effect of reducing the rate of return on the capital of the Bank or any corporation controlling the Bank as a consequence of the Bank's obligations hereunder (taking into consideration its policies with respect to capital adequacy and the Bank's desired return on capital), then from time to time upon demand of the Bank, the Borrower shall pay to the Bank such additional amounts as shall be certified by the Bank to be the amounts allocable to the Bank's obligations to the Borrower hereunder.

               (3) The Borrower shall pay to the Bank, as long as the Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including

     Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan Segment hereunder equal to the actual costs of such reserves allocated to such Loan Segment (as determined by the Bank in good faith), which shall be due and payable on each date on which interest is payable on such Loan Segment, provided the Borrower shall have received at
                                   --------
     least 15 days' prior notice of such additional interest from the Bank. If the Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from the receipt of such notice.

          (d) Funding Losses. Upon demand of the Bank from time to time, the Borrower shall promptly compensate the Bank for any loss, cost or expense incurred by it as a result of:

               (1) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan Segment on a day other than the last day of the Interest Period for such Eurodollar Rate Loan Segment (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

               (2) any failure by the Borrower to prepay, borrow, continue or convert any Eurodollar Rate Loan Segment on the date or in the amount notified by the Borrower;

     including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Eurodollar Rate Loan Segment or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Bank in connection with the foregoing.

          For purposes of calculating amounts payable by the Borrower to the Bank under this Section 2.6, the Bank shall be deemed to have funded each Eurodollar Rate Loan Segment at the Eurodollar Rate for such Loan Segment by a matching deposit or other borrowing in the applicable offshore interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan Segment was in fact so funded.

          (e) Matters Applicable to all Requests for Compensation. A certificate of the Bank claiming compensation under this Section 2.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

          (f)  Survival.  All of the Borrower's obligations under this Section
     2.6 shall survive payment in full of all the Obligations.

                                  ARTICLE III
                            Conditions of Term Loan
                            -----------------------

          Section 3.1  Condition Precedent to Term Loan.  The obligation of the
                       --------------------------------
Bank to make the Term Loan shall be subject to the condition precedent that the Bank shall have received on or before the date of the Term Loan and no later than April 30, 2001, the following, each in form and substance acceptable to the
Bank:

     (a)  Borrower closing documents.
          --------------------------
          (i)    This Agreement, duly executed by the Borrower and the Bank.

          (ii)   The Notes, each duly executed by the Borrower.

          (iii)  The Security Agreement, duly executed by the Borrower.

                 (A) Current searches of appropriate filing offices showing that (a) no judgment or state or federal tax liens have been filed and remain in effect against the Borrower, and (b) no financing statements have been filed and remain in effect against any of the Bank's collateral covered by the Security Documents, except those financing statements filed, or expressly permitted, by the Bank.
                 (B) UCC-1 Financing Statements executed by the Borrower, which Financing Statements shall be filed in the following jurisdictions:

                      (1)  Secretary of State of Delaware.
                      (2)  Secretary of State of Indiana.
                      (3)  Lake County, Indiana.

                 In the case of the filings for Lake County, Indiana, the UCC-1 Financing Statement shall reflect the location of fixtures at both of the Borrower's addresses.

          (iv)   The Ground Lessor Pledge Agreement.

          (v)    A copy of the Operating Agreement.

          (vi) A payoff and undertaking letter from Centier, agreeing to release its security interest in the personal property of the Borrower and to release the Centier Mortgage and the Centier Guarantor Mortgage upon payment of the amount stated therein.

          (vii) A payoff and undertaking letter from Mercantile, agreeing to release its security interest in the personal property of the Borrower and to release the Mercantile Mortgage and the Mercantile Guarantor Mortgage upon payment of the amount stated therein.

          (viii) A payoff and undertaking letter from the Original Ship Lender, agreeing to release its first preferred ship mortgage on the Riverboat and any security interest in the equipment used thereon upon payment of the amount stated therein.

          (ix)   The Mortgage, duly executed by the Borrower.

          (x)    The Borrower Environmental Indemnity, duly executed by the
     Borrower.
          (xi) Phase I environmental audit of the Land and all improvements thereon, acceptable in scope and methodology to the Bank, together with reliance letters in the Bank's favor from the environmental consultants preparing such audits.

          (xii)  The Assignment of Rents, duly executed by the Borrower.

          (xiii) A copy of the Ground Sublease, duly executed by the Borrower and the Guarantor, and all amendments thereto.

          (xiv) An appraisal of the Land and the improvements thereon prepared by Valuation Research Corp., addressed to the Bank, establishing the market value of the Land and the improvements thereon in an amount which, when added to the value established for the Riverboat by the marine survey referred to in Section 3.1(a)(xix), equals at least $40,000,000.

          (xv) A survey, prepared at the Borrower's expense, signed and dated within thirty (30) days of the date of this Agreement and certified by a licensed, registered surveyor and incorporating the legal description of the Land as set forth in the title insurance commitment, showing all perimeter property lines and points referred to in the legal description, the number of square feet and acres contained in the Land, all streets adjacent to the Land and all right-of-way lines (including the distance from the nearest intersecting streets), all curb cuts, driveways, permanent fences and access to and egress from the Land from and to public streets, all easements of record or visible or otherwise known to the surveyor (identifying each by book and page or document number of the instrument creating such easement and indicating the dimensions of such easement), the actual or proposed location of any improvements and other structures presently or to be installed on the Land, (including sidewalks, stoops and parking areas), the square footage of all existing structures, the number of stories of all existing structures, the number of vehicles that may be parked in the designated parking areas, all utility lines (including storm sewer, sanitary sewer, water, gas, electric and telephone lines), all applicable setback lines or state that no setback lines are applicable to the property, show all encroachments onto or from the Land or make a statement that no such encroachments exist, and contain the following certification: "The undersigned hereby certifies to Firstar Bank, N.A. and Trump Indiana, Inc. that this survey correctly shows the premises described herein, the location of all buildings, structures and other improvements located or to be built thereon, all applicable setback lines and easements, rights-of-way and other encroachments onto or from the premises that are known to the undersigned, that are visible on the premises or that are of record."

          (xvi) A title insurance commitment, in form and substance satisfactory to the Bank, prepared by the Title Company, at the Borrower's expense, constituting a commitment by such Title Company to issue a leasehold mortgagee's title policy in favor of the Bank as mortgagee under the Mortgage, that will be free from all standard exceptions, including mechanics' liens and all other exceptions not previously approved by the Bank and that will insure the Mortgage to be a valid first lien on the mortgagor's leasehold interest in the Land, subject only to the Ground Lessor's interest in the Land pursuant to the Ground Lease and the Guarantor's interest in the Land pursuant to the Ground Sublease and such prior liens and encumbrances as are approved by the Bank, in an amount not less than the principal amount of the Tranche II Note with such endorsements as the Bank deems necessary.

          (xvii)  A certification that the Land is not located on a flood zone.

          (xviii) The Ship Mortgage, duly executed by the Borrower.

          (xix) A marine survey of the Riverboat, prepared at the Borrower's expense by Valuation Research Corp., establishing the fair market value of the Riverboat in an amount not less than the greater of $22,000,000 or the amount which, when added to the value established for the Land and improvements by the appraisal referred to in Section 3.1(a)(xiv), equals at least $40,000,000.

          (xx) Copies of lien searches demonstrating that, except for the first preferred ship mortgage securing the Ship Loan, no other mortgages or statements or notices of liens have been filed with any federal, state or municipal office for the purpose of validating or perfecting any lien on the Riverboat except those filed or expressly permitted by the Bank.

          (xxi) A copy of the Development Agreement, and any and all amendments, modifications or restatements thereto.

          (xxii) Copies of the Riverboat Gaming License and certificate of suitability for, and all such other licenses as may be required to operate, the Riverboat.
          (xxiii) Documents evidencing the Gaming Commission's approval of the Term Loan.

          (xxiv) A certificate, as of such date, duly executed by an officer of the Borrower, certifying as to the following:

                  (A) the Borrower's present and past compliance with (i) all laws, regulations and ordinances of the State of Indiana, the Gaming Commission and the City of Gary, Indiana, as to the conduct of gaming operations and the operation of the Riverboat, and (ii) all other governmental requirements for the maintenance of the Riverboat Gaming License, and (iii) the terms of the Operating Agreement.

                  (B) the resolutions of the Borrower's board of directors, authorizing the transactions contemplated by this Agreement, the Notes, and the Security Documents.

                  (C) the true and correct specimen signatures of the authorized signatories for the Borrower and the offices held by each such signatory.

                  (D) the Borrower's Organizational Documents and copies thereof.

          (xxv) Certificates of Good Standing of the Borrower issued by the States of Indiana and Delaware.

          (xxvi)  Opinion of counsel to the Borrower.

          (xxvii) Certificates of insurance and copies of insurance policies, as required by Section 5.2.

     (b)  Guarantor closing documents.
          ---------------------------
          (i)     The Guaranty, duly executed by the Guarantor.

          (ii)    Current searches of appropriate filing offices showing that
     (1) no judgments or state or federal tax liens have been filed and remain in effect against the Guarantor, and (2) no financing statements have been filed and remain in effect against any of the Bank's collateral covered by the Guarantor Mortgage or the Guarantor Assignment of Rents.

          (iii)   The Guarantor Mortgage, duly executed by the Guarantor.

          (iv) The Guarantor Assignment of Rents, duly executed by the Guarantor.

          (v)     A copy of the Ground Lease.

          (vi) The Guarantor Environmental Indemnity, duly executed by the Guarantor.

          (vii) A certificate, as of such date, duly executed by an officer of the Guarantor, certifying as to the following:

                  (A) the Guarantor's Consent of Sole Member, authorizing the transactions contemplated by the Guarantor Documents.

                  (B) the true and correct specimen signatures of the authorized signatories for the Borrower and the offices held by each such signatory.

                  (C) the Guarantor's Organizational Documents, and copies thereof.

          (viii) Certificates of Good Standing of the Guarantor issued by the States of Indiana and Delaware.

          (ix)    Opinion of counsel to the Guarantor.

     (c)  Miscellaneous closing documents.
          -------------------------------
          (i) Copies of the Grid Note and the Marketing Agreement, and any and all amendments thereto or restatements thereof.

          (ii) A letter of acknowledgment duly executed by Trump Hotels & Casino Resorts Holdings, L.P. and Trump Marketing Services, L.L.C., relating to the Grid Note and the Marketing Agreement.

          (iii) Such financial projections and such financial statements of the Borrower, including statements of cash flow, as the Bank may request.

          (iv) An agreement of guaranty in form and substance satisfactory to the Bank whereby Trump Hotels & Casino Resorts Holdings, L.P. shall have guaranteed payment of $10,000,000 of the obligations, such guaranty to be effective when permitted under the terms of Trump Hotels & Casino Resorts Holdings, L.P. debt instruments.

          (v) The most current available drafts of the Parking Garage Agreements, which shall be in form and substance satisfactory to the Bank in its sole discretion.

          (vi) Evidence that the amount disbursed to Jefferies & Company, Inc. out of the proceeds of the Term Loan satisfies in full all of the Borrower's obligations to Jefferies & Company, Inc. in connection with the arranging of the Term Loan, including both fees payable to Jefferies & Company, Inc. and reimbursement for its out-of-pocket expenses.

     (d)  Other closing conditions.  Evidence satisfactory to the Bank that
          ------------------------
     there exists no Event of Default or other event which, with the passage of time or the giving of notice, or both, would be an Event of Default, and that no material adverse change shall have occurred in the Borrower's business or financial condition since the date of the most recent financial statements delivered pursuant to Section 3.1(c)(iii).

          (i)     Such other items as the Bank may reasonably request.

                                  ARTICLE IV
                        Representations and Warranties
                        ------------------------------

          The Borrower represents and warrants to the Bank that:

          Section 4.1  Corporate Existence and Authority.  The Borrower (a) is a
                       ---------------------------------
corporation, validly existing and in good standing under the laws of the State of Delaware, (b) has the corporate power and authority to own its properties and to carry on its business as now conducted, and (c) has the power and authority to execute, deliver and perform the Loan Documents. The execution and delivery thereof and the carrying out of the transactions contemplated thereby will not violate, conflict with or constitute a default under the terms of the Borrower's Organizational Documents or under any note, bond, debenture or other evidence of indebtedness or any contract, loan agreement or lease to which the Borrower is a party or to which any of the Borrower's property (including, but not limited to, the Riverboat Gaming License) is bound, or, violate any law, regulation or order of the United States or the State of Indiana or agency or political subdivision thereof, including without limitation the Gaming Commission, or any requirement of the Riverboat Gaming License, or any court order or judgment in any proceeding to which the Borrower is or was a party or by which any property of the Borrower is bound. The Loan Documents to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency or other similar laws affecting creditors' rights generally).

          Section 4.2  Name; Chief Executive Office; Location of Equipment; Tax
                       --------------------------------------------------------
Identification Number.  The Borrower has done business solely under the names
---------------------
set forth on Schedule 4.2 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth on Schedule 4.2 hereto. All of the Borrower's equipment which is subject to any Security Document is located at the addresses set forth on Schedule 4.2 hereto. The Borrower's tax identification number is 22-3216299.

          Section 4.3  Financial Statements.  Any and all financial statements
                       --------------------
delivered to the Bank by the Borrower prior to the date hereof have been prepared in accordance with generally accepted accounting principles, and fairly present the financial condition of the Borrower as of the respective dates and for the respective periods thereof. No materially adverse change has occurred in the financial conditions reflected therein since the date of the most recent such financial statements and no additional borrowings have been made by the Borrower since the date thereof other than the borrowing contemplated hereby. None of the aforesaid financial statements or any certificate or statement furnished to the Bank by or on behalf of the Borrower in connection with the transactions contemplated hereby, and none of the representations and warranties in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best of the knowledge of the Borrower, there is no fact which materially adversely affects or in the future (so far as the Borrower can now foresee) may materially adversely affect the business or prospects or condition (financial or other) of the Borrower or its properties, or the Riverboat Gaming License, which has not been set forth herein or in a certificate or statement furnished to the Bank by the Borrower. To the best of the Borrower's knowledge, there exists no fact that would preclude renewal of the Riverboat Gaming License, and the Borrower's application for renewal will be acted upon favorably by the Gaming Commission.

          Section 4.4  No Other Consent.  Except as such as have been obtained
                       ----------------
prior to the date hereof, no other consent, approval, order or authorization of or registration, declaration or filing with any governmental authority, including without limitation the State of Indiana, the Gaming Commission and the City of Gary, Indiana, is required in connection with (i) the valid execution and delivery of the Loan Documents or of any and all other agreements and instruments related thereto or (ii) the carrying out or performance of any of the transactions required or contemplated thereby.

          Section 4.5  Litigation.  Except as previously disclosed to the Bank,
                       ----------
there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would prohibit the making of the Term Loan or the consummation of the transactions contemplated by this Agreement or would have a material adverse effect on the Borrower or its business or financial condition or its ability to carry out its obligations hereunder or under any Loan Document. To the knowledge of the Borrower, the Borrower is not in violation of or subject to any contingent liability on account of any statute, law, rule, ordinance, order, writ, injunction or decree.

          Section 4.6  Agreements.  The Borrower is not a party to any material
                       ----------
agreement or instrument which materially adversely affects its business, properties or assets, operations or condition (financial or otherwise). The Borrower is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

          Section 4.7  Taxes.  The Borrower has paid or caused to be paid to the
                       -----
proper authorities when due all federal, state and local taxes required to be withheld by the Borrower. The Borrower has filed all federal, state and local tax returns which to the knowledge of the Borrower's officers are required to be filed and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment to the extent such taxes have become due, other than with respect to certain proposed assessments from the Indiana Department of Revenue for certain Indiana state taxes, which proposed assessments are being contested by the Borrower.

          Section 4.8  Usury.  The transaction evidenced by this Agreement does
                       -----
not violate any law pertaining to usury or the payment of interest on loans.

          Section 4.9  Participation in Business.  To the best knowledge of the
                       -------------------------
Borrower, based upon reasonable inquiry, no director, shareholder, officer, employee or agent of, or consultant to the Borrower is prohibited by law, by regulation, by contract or by the terms of any license, franchise, permit, certificate, approval or consent issued or to be issued or necessary to the Borrower in connection with its business from participating in the business of the Borrower as director, shareholder, officer, employee or agent of, or is the subject of any pending or, to the Borrower's best knowledge, threatened proceeding which, if determined adversely, would or could result in such a prohibition.

                                   ARTICLE V
                           Covenants of the Borrower
                           -------------------------

          Section 5.1  Reporting Requirements.  The Borrower shall deliver to
                       ----------------------
the Bank:

          (a) as soon as practicable after the end of each calendar month and in no event later than thirty days thereafter, internally prepared financial statements of the Borrower for such month consisting of the balance sheets of the Borrower as of the end of such quarter and the related statements of income and cash flows for the month and 12-month period then ended, setting forth in comparative form the figures for the previous month and 12-month period, accompanied by the certificate of the Borrower's chief financial officer (or its equivalent), certifying that such financial statements fairly present the financial position, results of operations and cash flows of the Borrower and were prepared in accordance with generally accepted accounting principles and that no Default or Event of Default has occurred and is continuing hereunder; and

          (b) as soon as practicable after the end of each fiscal quarter of the Borrower, and in no event later than thirty days thereafter, a Compliance

     Certificate duly executed by the Chief Financial Officer (or its equivalent) of the Borrower; and

          (c) as soon as practicable after the end of each fiscal year, and in no event later than one-hundred twenty days thereafter, audited financial statements of the Borrower for such fiscal year consisting of the balance sheets of the Borrower as of the end of such fiscal year and the related statements of income and cash flows for the fiscal year then ended, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared by a certified public accountant reasonably acceptable to the Bank, accompanied by such accountant's unqualified opinion as to such financial statements and a copy of the management letter issued in connection with such accountant's audit thereof, and by a Compliance Certificate executed by the chief financial officer of the Borrower (or the equivalent); and

          (d) as soon as possible and in any event within seven days after the Borrower has obtained knowledge of the occurrence of any Event of Default which is continuing on the date of such statement, the statement of the chief financial officer (or the equivalent) of the Borrower setting forth details of such Event of Default and the action which the Borrower proposes to take with respect thereto; and

          (e) as soon as practicable after the end of each week, and in no event later than Thursday of the next week, a weekly cash position report of the Borrower in such form as the Bank may reasonably require; and

          (f) such other information as the Bank may from time to time reasonably request.

          Section 5.2  Insurance.  At all times, the Borrower will keep and
                       ---------
maintain the Hotel and personal property, the Riverboat and its business insured against such risks and in such amounts, with such deductible provisions, as are customary in connection with the operation of facilities of comparable type and size. In accordance with the foregoing, the Borrower shall carry and maintain or cause to be carried and maintained at least the following insurance:

          (a)  The Hotel and Personal Property.
               -------------------------------

               (i) All-risk hazard insurance with blanket coverage for buildings and contents, including steam boiler coverage, at all times in an amount not less than $35,000,000, and including a stipulated value/agreed amount endorsement, sprinkler leakage endorsement, special cause of loss endorsement, crime coverage (with a sub-limit of $15,000,000) and no co-insurance clause.

               (ii) General liability insurance with a combined single limit of not less than $1,000,000, and including inn-keeper's legal liability insurance, "dram shop" or liquor liability coverage.

               (iii) Comprehensive automobile liability insurance with a combined single limit not less than $1,000,000, including coverage for hired and non-owned vehicles.

          (b)  The Riverboat.
               -------------

               (i) Hull and machinery insurance on a named perils basis, covering the Vessel and contents against all such usual marine risks as are provided in the American Institute Hull Clauses (most recent amendment), including collision liability, in an amount not less than the full replacement cost of the Vessel, and including a stipulated value/agreed amount endorsement.

               (ii) Protection and indemnity insurance as per Form SP23, covering liability to customers, crew, and third parties, including fixed or floating object coverage, coverage for clearance of wreck, and "dram shop" or liquor liability coverage, with a combined single limit of not less than $1,000,000.

               (iii) War risk hull and machinery insurance, in a an amount not less than the full replacement cost of the Vessel.

               (iv) If not covered by the protection and indemnity insurance described in this subsection, general liability insurance with a combined single limit of not less than $1,000,000, and including covering perils associated with the use of the dock and other common facilities and amenities located ashore

               (v) Employment practice liability insurance with a combined single limit of not less than $1,000,000.

          (c)  Business Insurance.
               ------------------

               (i) Worker's compensation insurance with a longshoreman's and harbor worker's endorsement.

               (ii) Business interruption insurance covering actual losses in gross operating earnings of the Borrower resulting directly from necessary interruption of business caused by risks of direct physical loss of real or personal property including the Riverboat or the Hotel, subject to policy exclusions, less charges and expenses which do not necessarily continue during the interruption of business, for such length of time as may be required with the exercise of due diligence and dispatch to rebuild, repair or replace such properties as have been damaged or destroyed, but not less than one year, with aggregate limits equal to at least $1,000,000 with respect to the Hotel and $20,000,000 with respect to the Riverboat.

     Each of the foregoing insurance policies shall (i) be issued or written by a financially responsible insurer (or insurers) reasonably satisfactory to the Bank, (ii) be in such form and with such provisions as are generally considered standard provisions for the type of insurance involved, (iii) prohibit cancellation or modification by the insurer without at least thirty (30) days' prior written notice to the Bank and the Borrower (10 day's prior written notice in the event of cancellation for non-payment) and (iv) other than with respect to worker's compensation insurance, contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of the loss payable endorsement attached hereto as Schedule 5.2.

     Without limiting the generality of the foregoing, all of the insurance policies carried pursuant to subsections (a)(ii), (a)(iii), (b)(ii) and
     (b)(iv) above shall name the Bank and the Borrower as additional insured parties insured thereunder and all insurance policies carried pursuant to subsections (a)(i), (a)(iii), (b)(i) and (b)(iii) shall name the Bank as loss payee under a lender's loss payable and a mortgagee's endorsement.

          (d)  Insurance Proceeds From Property Damage to the Hotel or the
               -----------------------------------------------------------
     Riverboat.  After the happening of any casualty to the Riverboat or to the
     ---------
     Hotel or any part thereof, the Borrower shall give prompt written notice thereof to the Bank.

               (i) Except as otherwise provided in this Section 5.2(e), in the event of any loss or damage covered by the insurance policies listed in this Section 5.2, all proceeds of such insurance shall be payable to the Bank, and the Borrower hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to the Bank. Upon the occurrence and during the continuance of an Event of Default under this Agreement, the Bank is hereby authorized and empowered by the Borrower, after consultation with the Borrower, to settle, adjust or compromise any claims for loss, damage or destruction under any policy or policies of insurance.

               (ii) In the event of any damage or destruction to the Hotel, the Bank shall apply all or part of the insurance proceeds to the restoration of the Hotel, and the balance thereof, if any is remaining, shall be paid to the Borrower to the extent that it is entitled to the same; provided, however, if: (A) an Event of Default
                                --------  -------
          exists under this Agreement or event which, with the giving of notice or passage of time, would be such an Event of Default under this Agreement, or (B) the proceeds of such insurance are inadequate to complete the restoration of the Hotel and the Borrower fails to deposit with the Bank sufficient additional funds, in cash or cash equivalents, to complete such restoration of the Hotel, then such proceeds may be applied by the Bank within thirty (30) days of its receipt thereof to reduce the outstanding indebtedness evidenced by the Notes, with such application in accordance with the terms of
          Section 2.2 hereof, and otherwise such proceeds shall be applied by the Bank to the restoration of the Hotel.

               (iii) In the event of any damage or destruction to the
          Riverboat, the Bank shall apply all or part of the insurance proceeds to the restoration of the Riverboat, and the balance thereof, if any is remaining, shall be paid to the Borrower to the extent that it is entitled to the same; provided, however, if: (A) an Event of Default
                                --------  -------
          exists under this Agreement or event which, with the giving of notice or passage of time, would be such an Event of Default under this Agreement, or (B) the proceeds of such insurance are inadequate to complete the restoration of the Riverboat and the Borrower fails to deposit with the Bank sufficient additional funds, in cash or cash equivalents, to complete such restoration of the Riverboat, then such proceeds may be applied by the Bank within 30 days of its receipt thereof to reduce the outstanding indebtedness evidenced by the Notes, with such application in accordance with the terms of Section 2.2 hereof, and otherwise such proceeds shall be applied by the Bank to the restoration of the Riverboat.

               (iv) Except to the extent that insurance proceeds are received by the Bank and applied to payment in full of the indebtedness arising hereunder, nothing herein contained shall be deemed to excuse the Borrower from repairing or maintaining the Hotel or the Riverboat in accordance with Section 5.7 hereof or restoring all damage or destruction to, as applicable, the Hotel or the Riverboat, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount and the application or release by the Bank of any insurance proceeds shall not cure or waive any default or Event of Default under any Loan Document.

               (v) Notwithstanding anything to the contrary contained in this Agreement, any proceeds under any insurance on the Hotel and or Riverboat (A) with respect to protection and indemnity risks and public liability may be paid directly to the Borrower to reimburse it for any loss, damage or expense incurred by it or direct to the person to whom any liability covered by such insurance has been incurred, and
          (B) in the case of any loss (other than a loss covered by clause (A) of this Section 5.2(d)(iv) or a loss in excess of $500,000 per occurrence) involving any damage to the Hotel or Riverboat, may be paid directly for the repair or restoration of the Hotel or Riverboat or may be paid directly to the Borrower so long as the Borrower shall use such funds to repair or restore the Hotel or Riverboat, as the case may be.

          (e)  Renewal or Replacement.  Any certificates evidencing the renewal
               ----------------------
     or replacement of any insurance policy required herein shall be delivered by the Borrower to the Bank within 30 days prior to the expiration of such policy.

          Section 5.3  Books and Records.  The Borrower shall maintain accurate
                       -----------------
and complete books, accounts and records pertaining to its subleasehold interest in the Land and its interest in the Riverboat and the Hotel. The Borrower will permit the Bank, upon reasonable notice and during usual business hours, acting by and through its officers, employees and agents, to examine all books, records, contracts and to make extracts therefrom and copies thereof. The Bank agrees to maintain the confidentiality of the information obtained by the Bank or its agents, except that the Bank may share such information with its participants or assigns and as required for regulatory purposes.

          Section 5.4  Compliance with Law; Notification to Bank.  The Borrower
                       -----------------------------------------
will comply with all applicable laws, rules and regulations, including such as apply to its gaming business, and will maintain the necessary license to conduct its gaming business in Indiana on substantially the same terms as now apply to such business. The Borrower will notify the Bank promptly of the occurrence of any event that materially adversely affects the Borrower or the Guarantor, their properties, financial positions or abilities to conduct their business operations, including gaming operations on the Riverboat at its present location, in substantially the manner and level conducted or contemplated to be conducted as of the date of this Agreement. In addition to the foregoing, such notification shall be required upon the occurrence of any of the following specific events:

          (a) any modification of any law, regulation or ordinance of the State of Indiana, or any agency or political subdivision thereof, that has a material adverse effect on the Borrower's ability to maintain its Riverboat Gaming License or to conduct its gaming business on the Riverboat at its present location; or

          (b) the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrower or the Guarantor or any property of the Borrower or the Guarantor in which an adverse determination or result would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower or the Guarantor, or on the ability of the Borrower or the Guarantor to perform its obligations under any of the Loan Documents, stating the nature and status of such event, amendment, action, suit or proceeding and providing such additional information as the Bank may reasonably request.

          Section 5.5  Compliance With Other Agreements; Alteration of Other
                       -----------------------------------------------------
Agreements.  The Borrower will comply in all material respects with all of the
----------
conditions of the Grid Note, the Marketing Agreement and the Ground Sublease and any other note, loan agreement, indenture, lease mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower. The Borrower will not suffer or permit to exist any conditions which would constitute grounds for a breach or a default under the foregoing. Any provision of this Agreement or the Mortgage authorizing the Borrower to take any action or permitting any such action to be taken whether with or without the prior approval of the Bank shall be subject to the condition precedent that the taking of such action will not violate the terms of the Grid Note, the Marketing Agreement or the Ground Sublease and the Borrower, by taking any such action or requesting approval from the Bank prior to taking any such action, shall be deemed to have warranted that such action will not violate the terms of the Grid Note, the Marketing Agreement or the Ground Sublease. Without the prior written consent of the Bank, the Borrower shall not (a) consent to the material amendment or modification of the payment provisions of the Grid Note, the Marketing Agreement or the Ground Sublease or waive compliance with any of the terms and conditions thereof or (b) make any payment of principal or interest required by the Grid Note or of the "Marketing Fee" as defined in the Marketing Agreement in excess of the amount required by the Grid Note or Marketing Agreement.

          Section 5.6  Corporate Existence; Continued Operations; Ownership;
                       -----------------------------------------------------
Organizational Documents.  The Borrower will preserve and keep in full force and
------------------------
effect its existence as a corporation under the laws of the state of Delaware. Without the prior written consent of the Bank, the Borrower will not amend or modify any material economic or control provision of the Borrower's Organizational Documents. The Borrower shall not liquidate, dissolve or suspend its business operations. The Borrower shall not cause or permit to occur any change in the ownership interests of the Borrower.

          Section 5.7  Maintenance of Property.  The Borrower will maintain the
                       -----------------------
Riverboat, the Hotel and all its other property in good working order and condition, reasonable wear and tear excepted, and make all needful and proper repairs, replacements, additions and improvements thereto. The Borrower will maintain its Riverboat Gaming License in full force and effect and timely apply for and defend all extensions and renewals thereof prior to the expiration thereof.

          Section 5.8  ERISA. The Borrower will comply in all material respects
                       -----
with the Employee Retirement Income Security Act of 1974 to the extent applicable.

          Section 5.9  Payment of Certain Claims.  The Borrower will pay and
                       -------------------------
discharge or cause to be paid and discharged promptly all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon any of such properties; provided, however, the Borrower shall not be required to pay and
            --------  -------
discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, claim or levy; and comply in all material respects with all applicable laws, rules, regulations and orders, including all gaming laws, rules, regulations, orders and ordinances of the State of Indiana, the Gaming Commission, any city or municipality or any court or tribunal, necessary to maintain its Riverboat Gaming License and to operate the Riverboat at its present location.

          Section 5.10 Additional Indebtedness.  The Borrower shall not incur
                       -----------------------
or permit the incurrence of any indebtedness except:

                (a) any indebtedness in existence on the date hereof and listed on Schedule 5.10 hereto, including any refinancing thereof, and

                (b) indebtedness incurred pursuant to F,F&E Financings or capital leases incurred to finance new or replacement property; provided, however, the aggregate principal amount outstanding at any
          --------  -------
          one time of any such indebtedness or capital leases shall not exceed $12,000,000; provided, further however, any such indebtedness or
                       --------  ------- -------
          capital leases referenced in this subsection shall be secured only by the property acquired by the Borrower with the proceeds of such indebtedness and the amount of any such indebtedness shall not exceed 100% of the fair value of the property so purchased, and

               (c)     indebtedness owed under the Parking Garage Agreements;

          provided, however, that the Borrower's payment obligations under the
          --------  -------
          final Parking Garage Agreements shall not be significantly in excess of the payment obligations provided under the drafts of such Agreements provided to the Bank prior to closing unless the Bank consents to such increased payment obligations in writing.

          Section 5.11 Additional Liens.  The Borrower shall not encumber or
                       ----------------
grant a security interest in the Hotel, the Riverboat, its Riverboat Gaming License, or any part of any thereof or create or permit to be created or allow to exist any mortgage, encumbrance or other lien upon its subleasehold interest in the Land, except for Permitted Encumbrances.

          Section 5.12 Sale of Assets.  The Borrower shall not, whether
                       --------------
voluntarily or involuntarily, sell, convey or transfer any interest in all or any part of the Borrower's subleasehold interest in the Land, its interest in the Hotel or its interest in the Riverboat or all or a substantial part of its assets (or permit any such sale, conveyance or transfer to occur or to remain), whether in one transaction or a series of transactions; provided, however, that notwithstanding the foregoing, the Borrower may:

               (a) convey, sell, transfer or otherwise dispose of, assets acquired and held for resale in the ordinary course of business;

               (b) convey, sell, transfer or otherwise dispose of, assets pursuant to and in accordance with the terms of the Security Documents; and

               (c) convey, sell, transfer or otherwise dispose of, assets which, in the Borrower's reasonable opinion, have become obsolete or unfit for use or which are no longer necessary in the conduct of its business.

          Section 5.13 Transactions With Affiliates.  Without the prior written
                       ----------------------------
consent of the Bank, the Borrower shall not enter into any contract, agreement or business arrangement with an Affiliate on terms and conditions which are less favorable to the Borrower than would be usual and customary in similar contracts, agreements or business arrangements between persons not affiliated with each other.

          Section 5.14 Merger.  The Borrower shall not consolidate with or
                       ------
merge into any Person or permit any other Person to merge into it or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person.

          Section 5.15 EBITDAM.  The Borrower will achieve EBITDAM for its
                       -------
fiscal year ended December 31, 2000, of no less than $16,500,000.

          Section 5.16  Debt to EBITDAM Ratio.  The Borrower will not permit the
                        ---------------------
ratio of Senior Funded Debt to EBITDAM to exceed 2.5 to 1.0. For this purpose, EBITDAM shall be computed (i) based on the Borrower's four most recent fiscal quarters, or (ii) by multiplying by two the amount determined for the Borrower's two most recent fiscal quarters, whichever computation yields the smaller amount.

          Section 5.17  Fixed Charge Coverage Ratio.  The Borrower will maintain
                        ---------------------------
the ratio of Modified EBITDAM to Fixed Charges at or above 1.25 to 1.0. "Modified EBITDAM" means EBITDAM plus operating lease payments, reduced by cash
                                 ----                           ----------
payments of income taxes and by capital expenditures necessary, in the Borrower's opinion, to maintain its revenue levels and cash flows, all determined for the most recent period of twelve calendar months. "Fixed Charges" means the sum of (a) the greater of (i) the most recent twelve calendar months' principal and interest payments with respect to Senior Funded Debt (excluding payments under capital leases), net of any payments received by the Borrower under the Swap Contract, or (ii) the next twelve months' scheduled payments with respect to Senior Funded Debt (excluding payments under capital leases but including scheduled payments of principal and/or interest, mandatory prepayments and all other required payments), assuming, in the case of any such Debt that bears interest at a floating rate, that the then-current interest rate applicable to such Debt will apply thereto during the entire period, but giving effect to any payments the Borrower is entitled to receive or required to make by the terms of the Swap Contract; plus (b) the most recent twelve calendar
                                   ----
months' capital lease payments and Grid Note and Marketing Debt payments.

          Section 5.18  Tangible Net Worth.  The Borrower will not permit its
                        ------------------
Tangible Net Worth to be less than $20,000,000.

          Section 5.19  Capital Expenditures.  The Borrower will not make or
                        --------------------
become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding $6,000,000 in the aggregate during any one fiscal year.

          Section 5.20  Limitations on Payments to Affiliates.  The Borrower
                        -------------------------------------
will not make any cash payments to any of its affiliates except as permitted by this Section 5.20.

          (a) The Borrower may make payments to its affiliates during any fiscal quarter if the Borrower's Excess Cash Flow determined as of the end of the immediately preceding fiscal quarter was positive; provided,
                                                               ---------
     however, that such payments shall be limited during any fiscal quarter to
     -------
     $1,400,000 or, if less, an amount such that payments during the fiscal quarter plus payments during the immediately preceeding three fiscal quarters do not exceed $5,200,000 in the aggregate, plus 50% of the amount
                                                         ----
     of the Excess Cash Flow determined as of the end of such preceding fiscal quarter. "Excess Cash Flow" shall be determined based upon the formula in Exhibit E.

          (b) The Borrower may make one loan to an affiliate during any fiscal year in an amount of up to $1,000,000. Prior to making any such loan, the Borrower shall have determined, based upon the best information available to it, that the affiliate will be able to repay the loan on schedule out of the affiliate's available cash flows. Each such loan shall be payable in not more than 90 days and shall be evidenced by a promissory note. The Borrower hereby grants a security interest to the Bank in each and every such promissory note and agrees promptly to deliver each such promissory note to the Bank for the purpose of perfecting such security interest.

          (c) The amount of the Borrower's obligation owed under the Grid Note may be converted in whole or in part to equity.

          (d) The Borrower may make payments to the Ground Lessor as required by the Operating Agreement and the berthing agreement between the Borrower and the Ground Lessor; provided, however, that the Borrower shall not make
                            --------  -------
     any payment or series of related payments in excess of $500,000 to the Ground Lessor in connection with a capital improvement without the prior written consent of the Bank. The Borrower may make payments to Buffington Harbor Parking Associates, L.L.C. as required by its operating agreement and the Parking Garage Agreements.

          (e) The Borrower may enter into transactions with affiliates so long as such transactions are on terms no less favorable to the Borrower than would be available in comparable transactions in arm's length dealings with unaffiliated third parties.

          Section 5.21  Cash Position.  The Borrower will at all times maintain
                        -------------
no less than $5,000,000 of cash available for working capital and for use in its gaming business.

          Section 5.22  Swap Contract.  Not later than April 13, 2001, the
                        -------------
Borrower will enter into the Swap Contract, which shall provide for a swap or collar transaction for at least $10,000,000 of notional principal amount.

                                   ARTICLE VI
                   Events of Default and Rights and Remedies
                   -----------------------------------------

          Section 6.1   Events of Default.  Each of the following shall
                        -----------------
constitute an Event of Default:

          (a) The Borrower shall fail to pay, when due, any installment of interest or principal payable under any Note.

          (b) The Borrower shall fail to pay any other amounts owing to the Bank under the Notes, this Agreement or the Security Documents within seven calendar days following demand of the Bank.

          (c) The Borrower shall fail duly to observe or perform any of the terms, conditions, covenants or agreements required to be observed or performed by the Borrower under this Agreement, and such failure shall continue for a period of 30 calendar days after written notice of such failure has been given by the Bank to the Borrower or, in the case of a default not susceptible to cure within 30 days, the Borrower fails to commence to cure the same and to diligently pursue such cure.

          (d) Any representation or warranty made by or on behalf of the Borrower or Guarantor herein, in any other Loan Document or in any financial statement, certificate, report furnished pursuant to this Agreement or any other Loan Document or in order to induce the Bank to make the Term Loan shall prove to have been untrue in any material respect or materially misleading as of the time such representation or warranty was made.

          (e) An "Event of Default" (as defined therein) shall occur under any Security Document, and such default or breach shall not be cured or waived within the period or periods of grace, if any, applicable thereto.

          (f) The Hotel or the Riverboat shall be materially damaged or destroyed by fire or other casualty and the loss, in the reasonable judgment of the Bank, is not adequately covered by available insurance and the Borrower shall not have taken steps to repair or replace the Hotel or the Riverboat, as the case may be, required by Section 5.2(d)(iv) hereof within 45 days of such casualty.

          (g) Execution shall have been levied against the Land, the Borrower's subleasehold interest in the Land, the Riverboat, the Hotel or any substantial part of the other property subject to the Security Documents, or any lien creditor's suit to enforce a judgment against the Land, the Riverboat, or the Hotel, or such other property shall have been brought and (in either case) shall not have been secured to the Bank's reasonable satisfaction and shall continue unstayed and in effect for a period of more than ten consecutive calendar days.

          (h) Either the Borrower or the Guarantor shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of any material part of its properties or of the Borrower's subleasehold interest in the Land, or the Borrower's interest in the Hotel or the Riverboat, or any such appointment made without its consent or acquiescence shall not have been vacated within thirty calendar days after such appointment is made.

          (i) A petition shall be filed under the United States Bankruptcy Code naming the Borrower or the Guarantor as a debtor and shall not have been stayed or vacated within sixty days.

          (j) The Borrower or the Guarantor shall liquidate, dissolve, terminate or suspend its business operations or otherwise shall fail to operate its business in the ordinary course or shall sell all or substantially all of its assets.

          (k) A default shall occur with respect to any indebtedness owed to the Bank by the Borrower or by the Guarantor other than the indebtedness arising hereunder.

          (l) A default shall occur with respect to any indebtedness of the Borrower or the Guarantor with an aggregate outstanding principal amount in excess of $250,000 (other than hereunder) or under any indenture or other instrument under which any such debt has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of debt, indenture or other instrument.

          (m) The rendering against the Borrower or the Guarantor of a final judgment, decree or order for the payment of money in excess of $250,000 and failure to secure the same to the Bank's reasonable satisfaction or the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty consecutive days without a stay of execution.

          (n) A writ of attachment, garnishment, levy or similar process shall be issued against or served upon the Bank with respect to (i) any property of the Borrower or the Guarantor in the possession of the Bank, or (ii) any indebtedness of the Bank to the Borrower or the Guarantor, and such process shall not be vacated or secured to the Bank's satisfaction within thirty days.

          (o)  The Guarantor shall repudiate or purport to revoke the Guaranty.

          (p) An "Event of Default" (as defined thereunder) shall occur under the Ground Sublease or the Ground Lease.

          Section 6.2  Rights and Remedies. Upon the occurrence of an Event of
                       -------------------
Default the Bank may, at its option, exercise any and all of the following rights and remedies (and any other rights and remedies available to it):

          (a) The Bank may, by written notice to the Borrower, declare immediately due and payable all unpaid principal of and accrued interest on the Notes, together with all other sums payable hereunder or under the Security Documents, and the same shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived; provided, however, that upon the filing of a petition by the Borrower
     --------  -------
     seeking protection under the United States Bankruptcy Code, the principal of and all accrued interest on the Notes shall be automatically due and payable without any notice to or demand on the Borrower, the Guarantor or any other party.

          (b) The Bank shall have the right, in addition to any other rights provided by law, to enforce its rights and remedies under the Security Documents and the Guarantor Documents.

          Section 6.3  Gaming Laws.
                       -----------

               (a) The Bank acknowledges, understands and agrees that the rules and regulations of the Gaming Commission (together with the Indiana Riverboat Gambling Act, the "Gaming Laws") may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under the Security Documents or Guaranty Documents with respect to the vessel subject to the Gaming Laws. In particular, the Bank acknowledges, understands and agrees that it may not take a direct possessory interest in any gaming equipment, but may exercise rights only through an agent appropriately licensed or approved by the Indiana Gaming Commission.

               (b) Notwithstanding any other provision of the Loan Documents to the contrary, nothing in the Loan Documents shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in the Borrower or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any Riverboat Gaming License heretofore or hereafter issued to any person, including Borrower, under any of the Gaming Laws.

                                  ARTICLE VII
                                 Miscellaneous
                                 -------------

       Section 7.1  Indemnity. In addition to the payment of fees, costs and
                    ---------
expenses pursuant to Section 7.2 hereof, the Borrower agrees to indemnify, defend and hold harmless the Bank and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the "Indemnitees"), from and against (a) any and all transfer taxes, documentary taxes, assessments or charges incurred by delivery of any Loan Document, and (b) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the Loan Documents or the use or intended use of the proceeds of the Term Loan or the operation of the Hotel or the Riverboat (the "Indemnified Liabilities"). If any investigative, judicial or administrative proceeding arising from any of the foregoing, is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and reasonably satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner reasonably directed by the Indemnitee, at the Borrower's sole cost and expense. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrower under this
Section 7.1 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations under this Agreement.

       Section 7.2  Fees. The Borrower shall pay on demand all placement fees,
                    ----
appraisal fees, survey fees, environmental assessment fees, recording fees, license and permit fees, inspection fees, title insurance and other insurance premiums incurred by the Bank in connection with the Loan Documents and the transactions contemplated hereby and thereby, and all other reasonable costs and expenses incurred by the Bank in connection with the negotiation, preparation, execution, review, recording, administration or enforcement of the Loan Documents and the other instruments and documents to be delivered in connection therewith, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto. All such costs, expenses and fees shall become additional indebtedness of the Borrower secured by the Security Documents and guaranteed by the Guaranty. Unless the Borrower and the Bank agree in writing to other terms of repayment, such amounts shall be due and payable immediately upon their disbursement by the Bank, and shall bear interest from the time of such disbursement at highest annual rate then in effect under the Notes.

       Section 7.3  Notice. All notices and other communications provided for
                    ------
under this Agreement, the Notes and the Security Documents shall be in writing and mailed or telecopied or personally delivered or delivered by overnight carrier, to the applicable party at its address indicated below:

       If to the Borrower:
       Trump Indiana, Inc.
       One Buffington Harbor Drive
       Gary, Indiana 46406
       Attention: General Manager
       Telecopier: 219.977.7395
       With a copy to:
       Peter Michael Laughlin
       Graham, Curtin & Sheridan
       4 Headquarters Plaza
       Post Office Box 1991
       Morristown, New Jersey 07962-1991
       Telecopier: 973.292.1767

       If to the Bank:
       Firstar Bank, N.A.
       30 North Michigan Avenue
       Chicago, Illinois 60602
       Attention: Division Head - Division A
       Telecopier: 312.641.0494

       With a copy to:

       Faegre & Benson LLP
       90 South Seventh Street
       Minneapolis, Minnesota 55402-3901
       Attention: Michael H. Harper, Jr.
       Telecopier: 612.336.3026
or, as to each party, at such other address or telecopy number as shall be designated in a written notice to the other party. Each such notice or communication shall be effective (i) if given by mail, two (2) Business Days after such notice or communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when sent to the aforesaid telecopy number, (iii) if personally delivered, when personally delivered and (iv) if delivered by overnight carrier, one (1) Business Day after deposit with the overnight carrier for next Business Day delivery, addressed as aforesaid; except that notices to the Bank pursuant to the provisions of Article II hereof shall not be effective until received by the Bank.

       Section 7.4  Time of Essence. Time is of the essence in the performance
                    ---------------
of this Agreement.

       Section 7.5  Binding Effect and Assignment. This Agreement shall be
                    -----------------------------
binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns, except that the Borrower may not transfer or assign its rights hereunder without the prior written consent of the Bank. No other Person shall be or become a third-party beneficiary of this Agreement.

       Section 7.6  Amendment; Waiver. No amendment or waiver of any provision
                    -----------------
of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and, in the case of an amendment, by the Borrower, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of the Bank in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude other or future exercise thereof or the exercise of any other right or remedy.

       Section 7.7  Remedies Cumulative. The rights and remedies of the Bank set
                    -------------------
forth hereunder are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

       Section 7.8  Marshaling; Payments Set Aside. The Bank shall be under no
                    ------------------------------
obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of the Notes or other indebtedness of the Borrower to the Bank. To the extent that the Borrower makes a payment or payments to the Bank or the Bank exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

       Section 7.9  Article and Section Titles. The Article and Section titles
                    --------------------------
contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

       Section 7.10 Reliance by the Bank. All covenants, agreements,
                    --------------------
representations and warranties made herein and in any Loan Document by the Borrower shall, notwithstanding any investigation by the Bank, be deemed to be material to and to have been relied upon by the Bank and all such representations and warranties shall survive the execution and delivery of this Agreement.

       Section 7.11 Governing Law and Entire Agreement. This Agreement and the
                    ----------------------------------
Notes issued hereunder shall be governed by the laws of the State of Illinois. This Agreement and the Loan Documents contain the entire agreement of the parties on the matters covered herein and therein. No other agreement, statement or promise made by any party or by any employee, officer, or agent of any party that is not in writing and signed by all the parties to this Agreement shall be binding.

       Section 7.12 Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

       Section 7.13 Construction. Whenever possible, each provision of this
                    ------------
Agreement, the Notes and the Security Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the Notes and the Security Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the Notes and the Security Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

       Section 7.14 Inconsistency. In the event that any of the terms and
                    -------------
provisions of this Agreement are inconsistent with any of the terms and provisions of the Notes or the Security Documents, the terms and provisions of this Agreement shall govern.

       Section 7.15  Consent to Jurisdiction. To the extent it may legally do
                     -----------------------
so, the Borrower irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement, the Notes or the Security Documents may be brought in a court of record in Cook County, Illinois or in the Courts of the United States located in such county, (b) consents to the jurisdiction of each such court in any suit, action or proceeding, (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

       Section 7.16 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY
                    --------------------
IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY SECURITY DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


                           (Signature Page Follows)

       IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                             TRUMP INDIANA, INC.

                                             BY: /s/ John P. Burke
                                                 -----------------
                                             Name: John P. Burke
                                             Title: Treasurer

                                             FIRSTAR BANK, N.A.

                                             BY: /s/ Jeffrey P. Frazier
                                                 ----------------------
                                             Name: Jeffrey P. Frazier
                                             Title: Vice President


                                                                       Exhibit A

                           TRANCHE I PROMISSORY NOTE

$15,175,000                                                        Gary, Indiana
                                           _______________________, 2001

     For value received, the undersigned, Trump Indiana, Inc., a Delaware corporation, hereby promises to pay to the order of Firstar Bank, N.A. (the "Bank"), at its office at 30 North Michigan Avenue, Chicago, Illinois 60602, or at such other place as may be designated in writing by the holder of this Note, in lawful money of the United States of America, the principal sum of Fifteen Million One Hundred Seventy-five Thousand Dollars and No Cents ($15,175,000), together with interest on the unpaid principal hereof calculated on the basis of a 360 day year for the actual number of days elapsed, from the date hereof until this Note is fully paid.

     This Note is the "Tranche I Note" referred to in the Term Loan Agreement of even date herewith, by and between the undersigned and the Bank (the "Term Loan Agreement"). Capitalized terms used in this Note and not otherwise defined herein have the meanings ascribed to such terms in the Term Loan Agreement. Interest shall accrue on the unpaid principal balance of this Note at one or more rates determined pursuant to the Term Loan Agreement. Payments received by the Bank from the undersigned from time to time shall be applied to Obligations, including the principal balance of the indebtedness evidenced by this Note and interest accruing thereon from time to time, in the manner specified in the Term Loan Agreement. Payment of this Note is secured by the Ship Mortgage.

     The Term Loan Agreement specifies Events of Default as well as the Bank's rights and remedies following the occurrence of an Event of Default. Such rights and remedies include, without limitation, the right to declare immediately due and payable all unpaid principal of and accrued interest under this Note. The Term Loan Agreement also provides that upon the filing of a petition by the undersigned seeking protection under the United States Bankruptcy Code, the principal of and all accrued interest on this Note shall be automatically due and payable without any notice to or demand on the undersigned or any other party.

     The undersigned hereby waives presentment for payment, protest, and notice of nonpayment. The undersigned will reimburse the Bank for costs of administering and enforcing payment of this Note, as provided in the Term Loan Agreement.

     In witness whereof, the undersigned has executed this Note as of the date first written above.

                                             TRUMP INDIANA, INC.


                                             By_________________________________
                                             Its________________________________


                                                                       Exhibit B
                          TRANCHE II PROMISSORY NOTE

$12,325,000                                                        Gary, Indiana
                                            _______________________, 2001

     For value received, the undersigned, Trump Indiana, Inc., a Delaware corporation, hereby promises to pay to the order of Firstar Bank, N.A. (the "Bank"), at its office at 30 North Michigan Avenue, Chicago, Illinois 60602, or at such other place as may be designated in writing by the holder of this Note, in lawful money of the United States of America, the principal sum of Twelve Million Three Hundred Twenty-five Thousand Dollars and No Cents ($12,325,000), together with interest on the unpaid principal hereof calculated on the basis of a 360 day year for the actual number of days elapsed, from the date hereof until this Note is fully paid.

     This Note is the "Tranche II Note" referred to in the Term Loan Agreement of even date herewith, by and between the undersigned and the Bank (the "Term Loan Agreement"). Capitalized terms used in this Note and not otherwise defined herein have the meanings ascribed to such terms in the Term Loan Agreement. Interest shall accrue on the unpaid principal balance of this Note at one or more rates determined pursuant to the Term Loan Agreement. Payments received by the Bank from the undersigned from time to time shall be applied to Obligations, including the principal balance of the indebtedness evidenced by this Note and interest accruing thereon from time to time, in the manner specified in the Term Loan Agreement. Payment of this Note is secured by the Security Documents.

     The Term Loan Agreement specifies Events of Default as well as the Bank's rights and remedies following the occurrence of an Event of Default. Such rights and remedies include, without limitation, the right to declare immediately due and payable all unpaid principal of and accrued interest under this Note. The Term Loan Agreement also provides that upon the filing of a petition by the undersigned seeking protection under the United States Bankruptcy Code, the principal of and all accrued interest on this Note shall be automatically due and payable without any notice to or demand on the undersigned or any other party.

     The undersigned hereby waives presentment for payment, protest, and notice of nonpayment. The undersigned will reimburse the Bank for costs of administering and enforcing payment of this Note, as provided in the Term Loan Agreement.

     In witness whereof, the undersigned has executed this Note as of the date first written above.

                                             TRUMP INDIANA, INC.


                                             By_________________________________
                                             Its________________________________


                                                                       Exhibit C
                        FORM OF COMPLIANCE CERTIFICATE

                               Financial Statement Date: ________________, 200__
To:  Firstar Bank, N.A.
     30 North Michigan Avenue

     Chicago, IL 60602
     Attention: ____________________________

     Reference is made to that certain Term Loan Agreement, dated as of March 30, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used
                                ---------
herein as therein defined), between Trump Indiana, Inc., a Delaware corporation (the "Borrower"), and Firstar Bank, N.A. (the "Bank").
      --------

     The undersigned hereby certifies as of the date hereof that he/she is the ____________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Bank on the behalf of the Borrower, and that:

            [Use following for fiscal year-end financial statements]

     1.   Attached hereto as Schedule 1 are the year-end audited financial
                             ----------
statements required by Section 5.1(c) of the Agreement for the fiscal year of
                       --------------
the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

          [Use following for fiscal quarter-end financial statements]

     1.   Attached hereto as Schedule 1 are the unaudited financial statements
                             ----------
required by Section 5.1(a) of the Agreement for the month and 12-month period
            --------------
ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower in accordance with GAAP as at such date and for such month and 12-month period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                 [select one:]

     [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]
                                     --or--

     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

     4.   The Financial covenant analyses and information set forth on Schedule
                                                                       --------
2 attached hereto are true and accurate on and as of the date of this
-
Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________________________, 200__.


                                           TRUMP INDIANA, INC

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

          For the Quarter/Year ended ___________________ ("Statement Date")
                                                           --------------

                                  SCHEDULE 2
                         to the Compliance Certificate


I.   Section 5.19 -- Capital Expenditures.
     A.   Capital expenditures made during fiscal year to date:     $___________
     B.   Maximum annual expenditures:                              $___________
     C.   Excess (deficient) for covenant compliance (Line I.B
          - I.A): $___________


II.  Section 5.18 -Tangible Net Worth.
     A.   Actual Tangible Net Worth at Statement Date:
          1.   Shareholders' Equity:                                $___________
          2.   Intangible Assets:                                   $___________
          3.   Tangible Net Worth (Line II.A1 less Line
                                              ----
               II.A.2): $___________
     B.   Minimum required Consolidated Tangible Net
          Worth: $20,000,000
                 ------------
     C.   Excess (deficient) for covenant compliance (Line II.A
          - II.B):                                                  $___________

Section 5.17 - Fixed Charge.
     A.   Earnings for 12 month period ending on above date
          ("Subject Period"):                                         $_________
            --------------
          1.   Interest Charges for Subject Period:                   $_________
          2.   Provision for income taxes for Subject Period:         $_________
          3.   Depreciation expenses for Subject Period:              $_________
          4.   Amortization expenses for Subject Period:              $
          6.   Marketing and City of Gary Fees Expensed:              $_________
     B.   EBITDAM (Lines III.A.1 + 2 + 3 + 4 + 5):                    $_________
          1.   Operating Lease Payments for Subject Period            $_________
          2.   Cash payments of income taxes for Subject
               Period:               $________________________________
          3.   Maintenance capital expenditures for Subject
               Period:               $________________________________
     C.   Modified EBITDAM (Lines III.B + Line III.B.1 - Lines
          III.B.2 and 3):                                             $_________
     D.   Principal and Interest Payments on Senior Funded Debt
          excluding capital leases for Subject Period:                $_________
     E.   Next 12 months' scheduled Principal and Interest
          Payments for Senior Funded Debt excluding capital
          leases, per Section 5.17.  $________________________________
     F.   Capital lease Payments for Subject Period:                  $_________

         G.       Fixed Charge Coverage Ratio (Line III.C / sum of greater
                  of Line III.D or Line III.E plus Line III.F)                                                _________ to 1
                                              ----

IV.      Section 5.16 - Debt to EBITDAM Ratio.
         A.       Senior Funded Debt at Statement Date:                                                       $
                                                                                                               -----------------
         B.       EBITDAM for Subject Period (Line III.B above):                                              $
                                                                                                               -----------------
         C.       EBITDAM computed for last six months x 2:                                                   $
                                                                                                               -----------------
         D.       Ratio of Senior Funded Debt to EBITDAM (Line IV.A /
                  greater of Line IV.B or Line IV. C):
         Maximum permitted:
         Fiscal Quarters EndingMaximum Leverage RatioClosing Date through
          ____________________, ________________________, ______ through
  ____________________,________________________ ____ and each fiscal quarter thereafter

                                                                       Exhibit D

                              FORM OF LOAN NOTICE

                                                Date: __________________, 200___

To:      Firstar Bank, N.A.
         30 North Michigan Avenue
         Chicago, IL 60602
         Attention: __________________

         Reference is made to that certain Term Loan Agreement, dated as of March 30, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined
                                            ---------
therein being used herein as therein defined), between Trump Indiana, Inc., a Delaware corporation (the "Borrower"), and Firstar Bank, N.A.
                           -------

         The undersigned hereby requests a conversion or continuation of Loan Segments.

         1.   On ________________________, 200__ (a Business Day).

         2.   In the amount of $__________________.

         3.   Comprised of _______________________________________.
                               [Type of Loan Segment requested]

         For Eurodollar Rate Loans:  with an Interest Period of ______ months.

                                                     TRUMP INDIANA, INC.

                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                                       Exhibit E

                         Excess Cash Flow Calculation


Excess Cash Flow equals the sum of LTM EBITDAM
Plus (+):         LTM Non-Operating Cash
Less (-):         .* of LTM P+I on Senior Funded Debt (excluding capital leases)
                  or Pro Forma Debt Service
                  .LTM capital lease payments
                  .LTM unfinanced or unreserved capital expenditures paid in cash
                  .LTM cash tax and license payments not deducted in EBITDAM
                  .LTM allowed cash payments in respect of Grid Note and Marketing Debt

"LTM" means last twelve months';

"NTM" means next twelve months';

"P+I" means principal plus interest, and includes mandatory prepayments on Senior Term Loan;

"Senior Term Loan" means the loan from the Bank to the Borrower in the original principal amount of $27,500,000; and all other capitalized terms used herein have the meanings ascribed to such terms in the Agreement to which this Exhibit E is attached.

                                                                    Schedule 4.2

Name
----

Trump Indiana, Inc.


Chief Executive Office and
Principal Place of Business
---------------------------

* more than

One Buffington Harbor Drive
Gary, Indiana 46406


Equipment Locations
-------------------

One Buffington Harbor Drive
Gary, Indiana 46406

6012 W. Industrial Highway
Gary, Indiana 46406

                                                                   Schedule 5.10

                             Existing Indebtedness

LenderBalance as of 4/1/01Madison Leasing$2,167,425Prime
--------------------------
Leasing8,725Danka135,189Shufflemaster117,366Williams Gaming 645,218
                                                            -------
TOTAL$3,971,694